Exhibit 10.4

AMENDMENT NO. 1 TO THE
TRANSATLANTIC HOLDINGS, INC. SENIOR PARTNERS PLAN

          This AMENDMENT NO. 1 TO THE TRANSATLANTIC HOLDINGS, INC. SENIOR PARTNERS PLAN (“Amendment No. 1”).

          WHEREAS, Transatlantic Holdings, Inc. (“TRH”) previously established the Transatlantic Holdings, Inc. Senior Partners Plan (the “Plan”) for the benefit of certain employees of TRH; and

          WHEREAS, the Committee responsible for administering the Plan desires to amend the Plan to provide for the vesting of Performance RSUs (as defined in the Plan) upon certain terminations of employment by the Company without Cause or by the Executive for Good Reason following a Change in Control (as defined below).

          NOW THEREFORE, the Plan is hereby amended to:

          1. Add thereto the following Section 7 and renumber the provisions following such Section 7, accordingly:

7. VESTING UPON CERTAIN TERMINATIONS FOLLOWING A CHANGE IN CONTROL.

                    (A) Unless otherwise provided in an award agreement, if a Participant’s employment is terminated by the Company without “Cause” (as defined below) or by the Participant for “Good Reason” (as defined below) within twenty four (24) months following a Change in Control (i) all outstanding earned Performance RSUs that have not yet become fully vested pursuant to Section 5 shall immediately become vested upon such termination of employment and (ii) a pro rata portion of all Performance RSUs with respect to which the applicable Performance Period has not yet been completed shall vest, such pro rata portion being equal to the product of (x) and (y), where (x) is the number of earned Performance RSUs determined as follows; (1) each such Performance Period shall be deemed to end on the last day of the calendar month preceding such termination of employment, (2) Book Value per Share will be determined as of the end of such calendar month and (3) the Growth in Book Value per Share over such shortened Performance Period shall be annualized and measured against the applicable targets established for such Performance Period and (y) is a fraction, the numerator of which is the number of whole calendar months in such shortened Performance Period and the denominator of which is twenty-four (24).

                    (B) Definitions. For purposes of this Section 7,

(a) “Cause” shall mean, whether occurring prior to, or on or after the date hereof:

                    (1) a Participant’s failure to perform substantially his or her duties with the Company or any subsidiary of the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness);

(2) a Participant’s malfeasance or misconduct;

                    (3) a Participant’s knowing and material violation of a provision of the Company’s Code of Conduct or the Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics, as such codes of conduct may be in effect from time to time, or other policies regarding behavior of employees; or

(4) the conviction of, or entry of a plea of guilty or no contest by a Participant with respect to, a felony or any lesser crime of which fraud or dishonesty is a material element.

(b) “Change in Control” shall mean the occurrence of any of the following:

                         (1) A transaction as a result of which American International Group, Inc. (“AIG”) ceases to have “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of at least thirty percent (30%) or more of the Company’s Shares.

                         (2) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any Person immediately after which such Person has Beneficial Ownership of more than thirty percent (30%) of (i) the then-outstanding Shares or (ii) the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (a), the acquisition of Shares or Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined) or (iv) by AIG;

                         (3) the individuals who, as of October 3, 2008 are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if either the election of any new director or the nomination for election of any new director by the Corporation’s stockholders was approved by a vote of at least a majority of the Incumbent Board prior to such election or nomination, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

                         (4) The consummation of a merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger in which:

       a. the shareholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities by the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

       b. the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

       c. no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation.

(5) A complete liquidation or dissolution of the Company.

                         (6) The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company’s shareholders of the stock of a Related Entity or any other assets).

(c) “Good Reason” shall mean:

                         (1) a diminution in a Participant’s duties or responsibilities such that they are (or the assignment to the Participant of any duties or responsibilities that are) inconsistent in any material and adverse respect with the Participant’s then title or offices;

(2) a diminution in a Participant’s titles or offices (including, if applicable, membership on the Board of Directors of the Company (the “Board”)) that is material and adverse to the Participant;

(3) a material reduction by the Company in a Participant’s rate of annual base salary; or

(4) a material reduction by the Company in a Participant’s annual target bonus opportunity.

                  Notwithstanding the foregoing, a termination for Good Reason shall not have occurred unless (a) the Participant gives written notice to the Company of termination of employment within thirty (30) days after he or she first becomes aware of the occurrence of the circumstances constituting Good Reason, specifying in detail the circumstances constituting Good Reason, and the Company has failed within thirty (30) days after receipt of such notice to cure the circumstances constituting Good Reason, and (b) the Participant’s “separation from service” (within the meaning of Code section 409A) occurs no later than two years following the initial existence of one or more of the circumstances giving rise to Good Reason.

          2. Add the following sentence to the end of Section 8(e):

          “In connection with any such transaction in which the TRH common stock is increased, decreased or exchanged for other shares (including shares of another entity), cash or other property, then, unless otherwise set forth in the agreement providing for such transaction, each Performance RSU shall be adjusted so that for each share of TRH common stock subject to the Performance RSU, the Performance RSU will instead be in respect of the same number and kind of shares, cash or property that each holder of a share of TRH common stock was entitled to receive in the transaction in respect of such share. After any adjustment made pursuant to this Section 8E, the number of shares of TRH common stock or other securities subject to each outstanding Performance RSU shall be rounded down to the nearest whole number.”